Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com
Web site:	www.onebeacon.com

ONEBEACON REPORTS $14.44

BOOK VALUE PER SHARE

HAMILTON, Bermuda (October 30, 2009) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $14.44, an increase of 8.4% for the third quarter and 24.0% through nine months, including dividends.

OneBeacon CEO, Mike Miller said, “We are pleased with our third quarter results, which produced 8% growth in our book value per share. These results were driven by a solid 4% investment return and 97% combined ratio. We continued to profitably grow our Specialty Lines business, while persistent soft market conditions in commercial lines and a highly competitive personal auto market have led to continued premium declines in our Commercial and Personal Lines businesses. We remain focused on specialization, underwriting discipline and sound capital management.”

Third quarter comprehensive net income and net income were both $109 million, and operating income was $32 million or $0.34 per share.  For the nine months ended September 30, 2009, comprehensive net income was $277 million, net income was $270 million, and operating income was $114 million or $1.20 per share.  Operating income is a non-GAAP financial measure which is explained later in this release.

Insurance Operations

The third quarter GAAP combined ratio was 97.2% as compared to 99.8% for the third quarter of 2008, and 94.7% through the first nine months of 2009 compared to 98.1% through the first nine months of 2008, reflecting lower catastrophe losses and continued favorable net loss reserve development in Specialty Lines and Commercial Lines.

Net written premiums were $504 million for the third quarter, compared to $534 million for the third quarter of 2008. Specialty Lines premiums increased by 11.4% for the quarter, reflecting new business growth from most of the businesses, particularly OneBeacon Government Risks, OneBeacon Professional Insurance, Specialty Accident and Health, and Entertainment Brokers International Insurance Services. Commercial Lines net written premiums declined by 9.3% during the third quarter and Personal Lines premiums were 21.5% lower, including the impact of premiums ceded under the new quota share agreement designed to reduce property catastrophe exposure from homeowners business. Excluding the impact of the quota share, Personal Lines premiums declined by 11.4% for the third quarter.

Through nine months, 2009 net written premiums were $1,471 million compared to $1,489 million for the first nine months of 2008. Specialty Lines net written premiums grew by 23.4% over the prior year, while Commercial Lines and Personal Lines decreased by 8.4% and 16.6%, respectively.  Excluding the impact of the quota share, Personal Lines premiums declined by 6.8% for the first nine months of 2009.

Consolidated Investment Results

OneBeacon’s third quarter total return on invested assets was 4.0%, compared to minus 7.1% for the third quarter of 2008. These results included net realized and unrealized investment gains of $118 million and net investment income of $34 million, compared to net realized and unrealized investment losses of $356 million and net investment income of $43 million for the third quarter of 2008.

Through September 30, 2009, total return on invested assets was 8.8%, compared to minus 5.7% through the first nine months of 2008. Investment results included net realized and unrealized investment gains of $239 million and net investment income of $92 million. This compared to net realized and unrealized investment losses of $414 million and net investment income of $138 million through September 30, 2008.

Company to Host Webcast

OneBeacon will host its third quarter 2009 Webcast for analysts and investors at 10:00 a.m. ET on Friday, October 30. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s Web site: www.onebeacon.com. An audio playback of the teleconference will be available on the Web site shortly following the Webcast.

About OneBeacon: OneBeacon Insurance Group’s underwriting companies offer a range of specialty and segmented commercial and personal insurance products sold through select independent agents, regional and national brokers, and wholesalers.  As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance businesses are national in scope, while commercial lines business is produced in select territories throughout the United States. Personal lines business is concentrated in the Northeastern United States.

OneBeacon’s U.S. headquarters is in Canton, Massachusetts. The company is publicly traded on the New York Stock Exchange under the symbol “OB”.

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	September 30,	December 31,	September 30,
	2009	2008	2008
Assets

Investment securities, at fair value:
Fixed maturity investments	$2,795.7	$2,134.8	$2,300.0
Common equity securities	81.2	276.7	793.3
Convertible bonds	244.0	241.2	272.4
Short-term investments	730.6	962.2	531.7
Other investments	166.2	196.6	292.5

Total investments	4,017.7	3,811.5	4,189.9

Cash	53.0	53.0	45.6
Reinsurance recoverable on unpaid losses	2,244.3	2,503.3	2,544.9
Reinsurance recoverable on paid losses	17.3	21.7	19.4
Premiums receivable	505.8	527.6	580.7
Securities lending collateral (1)	—	100.7	211.8
Deferred acquisition costs	228.8	225.5	233.4
Net deferred tax asset	101.7	252.7	172.1
Investment income accrued	26.0	25.7	26.7
Ceded unearned premiums	59.1	66.5	71.9
Accounts receivable on unsettled investment sales	30.1	49.0	15.0
Other assets	290.7	303.6	301.0

Total assets	$7,574.5	$7,940.8	$8,412.4

Liabilities

Loss and loss adjustment expense reserves	$4,029.6	$4,294.0	$4,408.0
Unearned premiums	1,081.2	1,088.2	1,108.4
Debt	620.4	731.9	731.9
Securities lending payable (2)	1.7	107.7	215.8
Ceded reinsurance payable	36.3	70.5	97.6
Accounts payable on unsettled investment purchases	29.3	6.8	11.5
Other liabilities	383.6	469.4	444.6

Total liabilities	6,182.1	6,768.5	7,017.8

Shareholders’ equity and noncontrolling interests

OneBeacon’s shareholders’ equity:
Common shares and paid-in surplus	1,017.9	1,016.7	1,016.8
Retained earnings	373.1	163.4	355.3
Accumulated other comprehensive income / loss, after tax:
Net unrealized foreign currency translation losses	(0.6)	(0.6)	—
Other comprehensive income and loss items	(16.9)	(24.4)	1.3

Total OneBeacon’s shareholders’ equity	1,373.5	1,155.1	1,373.4

Total noncontrolling interests	18.9	17.2	21.2

Total OneBeacon’s shareholders’ equity and noncontrolling interests	1,392.4	1,172.3	1,394.6

Total liabilities, OneBeacon’s shareholders’ equity and noncontrolling interests	$7,574.5	$7,940.8	$8,412.4

(1) In February 2009, the Company amended its securities lending program, giving it more control over the assets held in the securities lending collateral account. As a result, these assets are now included within the Company’s investments.

(2) In June 2009, the Company settled substantially all of the outstanding payables under its securities lending program thereby reducing this liability.

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Earned premiums	$492.8	$471.2	$1,470.8	$1,390.3
Net investment income	34.4	43.1	92.4	137.8
Net realized and unrealized investment gains (losses)	117.6	(355.9)	239.1	(413.9)
Net other revenues (1)	5.7	4.4	16.2	10.6

Total revenues	650.5	162.8	1,818.5	1,124.8
Expenses:
Loss and loss adjustment expenses	298.2	303.4	861.9	878.7
Policy acquisition expenses	101.4	92.6	294.3	261.6
Other underwriting expenses	79.4	74.3	236.4	223.6
General and administrative expenses	6.9	7.1	18.9	14.5
Accretion of fair value adjustment to loss and loss adjustment expense reserves	1.4	3.0	4.1	9.0
Interest expense on debt	9.1	11.0	30.1	33.9
Interest expense - dividends on preferred stock subject to mandatory redemption	—	—	—	11.8
Interest expense - accretion on preferred stock subject to mandatory redemption	—	—	—	21.6

Total expenses	496.4	491.4	1,445.7	1,454.7

Pre-tax income (loss)	154.1	(328.6)	372.8	(329.9)

Income tax (expense) benefit	(44.8)	117.7	(101.3)	120.6

Net income (loss) including noncontrolling interests	109.3	(210.9)	271.5	(209.3)

Less: Net (income) loss attributable to noncontrolling interests	(0.7)	0.6	(1.9)	(1.5)

Net income (loss) attributable to OneBeacon’s shareholders	108.6	(210.3)	269.6	(210.8)

Change in other comprehensive income and loss items (1)	0.2	0.8	7.5	0.8

Comprehensive net income (loss) attributable to OneBeacon’s shareholders	$108.8	$(209.5)	$277.1	$(210.0)

Earnings (loss) per share attributable to OneBeacon’s shareholders - basic and diluted
Net income (loss) attributable to OneBeacon’s shareholders	$1.14	$(2.21)	$2.83	$(2.19)
Weighted average number of shares outstanding (2)	95.1	95.2	95.1	96.2

(1)

The nine months ended September 30, 2009 include $7.4 million pre-tax expense within net other revenues resulting from the settlement of the Company’s interest rate swap related to the mortgage note. Included in change in other comprehensive income and loss items for the nine months ended September 30, 2009 is a $4.8 million after tax ($7.4 million pre-tax) increase resulting from the settlement of the interest rate swap.

(2)	Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

For the Three Months Ended September 30, 2009

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$492.8	$—	$492.8
Net investment income (expense)	35.6	(1.2)	34.4
Net realized and unrealized investment gains (losses)	118.1	(0.5)	117.6
Net other revenues	5.1	0.6	5.7

Total revenues	651.6	(1.1)	650.5

Expenses:
Loss and loss adjustment expenses	298.2	—	298.2
Policy acquisition expenses	101.4	—	101.4
Other underwriting expenses	79.4	—	79.4
General and administrative expenses	4.2	2.7	6.9
Accretion of fair value adjustment to loss and LAE reserves	—	1.4	1.4
Interest expense on debt	0.2	8.9	9.1
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—

Total expenses	483.4	13.0	496.4

Pre-tax income (loss) (1)	$168.2	$(14.1)	$154.1

For the Three Months Ended September 30, 2008

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$471.2	$—	$471.2
Net investment income	42.4	0.7	43.1
Net realized and unrealized investment losses	(355.7)	(0.2)	(355.9)
Net other revenues	2.9	1.5	4.4

Total revenues	160.8	2.0	162.8

Expenses:
Loss and loss adjustment expenses	303.4	—	303.4
Policy acquisition expenses	92.6	—	92.6
Other underwriting expenses	74.3	—	74.3
General and administrative expenses	4.7	2.4	7.1
Accretion of fair value adjustment to loss and LAE reserves	—	3.0	3.0
Interest expense on debt	0.9	10.1	11.0
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—

Total expenses	475.9	15.5	491.4

Pre-tax loss (1)	$(315.1)	$(13.5)	$(328.6)

(1)     Includes income / loss from noncontrolling interests.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

For the Nine Months Ended September 30, 2009

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$1,470.8	$—	$1,470.8
Net investment income (expense)	93.5	(1.1)	92.4
Net realized and unrealized investment gains (losses)	239.5	(0.4)	239.1
Net other revenues	12.1	4.1	16.2

Total revenues	1,815.9	2.6	1,818.5

Expenses:
Loss and loss adjustment expenses	861.9	—	861.9
Policy acquisition expenses	294.3	—	294.3
Other underwriting expenses	236.4	—	236.4
General and administrative expenses	12.8	6.1	18.9
Accretion of fair value adjustment to loss and LAE reserves	—	4.1	4.1
Interest expense on debt	1.4	28.7	30.1
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—

Total expenses	1,406.8	38.9	1,445.7

Pre-tax income (loss) (1)	$409.1	$(36.3)	$372.8

For the Nine Months Ended September 30, 2008

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$1,390.3	$—	$1,390.3
Net investment income	126.7	11.1	137.8
Net realized and unrealized investment losses	(410.8)	(3.1)	(413.9)
Net other revenues	9.9	0.7	10.6

Total revenues	1,116.1	8.7	1,124.8

Expenses:
Loss and loss adjustment expenses	878.7	—	878.7
Policy acquisition expenses	261.6	—	261.6
Other underwriting expenses	223.6	—	223.6
General and administrative expenses	7.5	7.0	14.5
Accretion of fair value adjustment to loss and LAE reserves	—	9.0	9.0
Interest expense on debt	2.7	31.2	33.9
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	33.4	33.4

Total expenses	1,374.1	80.6	1,454.7

Pre-tax loss (1)	$(258.0)	$(71.9)	$(329.9)

(1)     Includes income from noncontrolling interests.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS

($ in millions)

(Unaudited)

Three Months Ended September 30, 2009

	Insurance Operations
	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	51.0%	63.0%	68.9%	60.5%
Expense	39.4%	37.3%	32.5%	36.7%
Total GAAP combined	90.4%	100.3%	101.4%	97.2%

Net written premiums	$212.5	$163.2	$128.3	$503.9
Earned premiums	$180.8	$171.4	$140.5	$492.8

Three Months Ended September 30, 2008

	Insurance Operations
	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	62.8%	63.8%	64.8%	64.4%
Expense	37.3%	37.1%	32.0%	35.4%
Total GAAP combined	100.1%	100.9%	96.8%	99.8%

Net written premiums	$190.7	$180.0	$163.4	$534.1
Earned premiums	$129.5	$181.7	$160.0	$471.2

Nine Months Ended September 30, 2009

	Insurance Operations
	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	43.8%	58.4%	75.2%	58.6%
Expense	39.3%	37.4%	30.9%	36.1%
Total GAAP combined	83.1%	95.8%	106.1%	94.7%

Net written premiums	$567.9	$505.3	$397.9	$1,471.2
Earned premiums	$515.0	$518.7	$436.8	$1,470.8

Nine Months Ended September 30, 2008

	Insurance Operations
	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	56.1%	63.2%	64.7%	63.2%
Expense	35.4%	37.1%	32.0%	34.9%
Total GAAP combined	91.5%	100.3%	96.7%	98.1%

Net written premiums	$460.2	$551.9	$477.0	$1,489.4
Earned premiums	$359.3	$545.4	$485.3	$1,390.3

(1) Includes results from run-off.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE PER SHARE

(in millions, except per share amounts)

(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2009	2009	2008	2008
Numerator
OneBeacon’s shareholders’ equity	$1,373.5	$1,284.4	$1,155.1	$1,373.4

Denominator
Common shares outstanding	95.1	95.1	95.1	95.1

Book value per share	$14.44	$13.51	$12.15	$14.44

Change in book value per share, including dividends, in the quarter (1)	8.4%

Change in book value per share, including dividends, in the nine month period (2)	24.0%

Change in book value per share, including dividends, in the last twelve months (3)	5.8%

(1) Includes a quarterly dividend of $0.21 per share.

(2) Includes dividends of $0.63 per share (a quarterly dividend of $0.21 per share).

(3) Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE NET INCOME (LOSS), NET INCOME (LOSS) AND OPERATING INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2009	2008	2009	2008	2009

Comprehensive net income (loss) attributable to OneBeacon’s shareholders	$108.8	$(209.5)	$277.1	$(210.0)	$78.9
Adjusting items (1)	—	—	—	29.4	—
Adjusted comprehensive net income (loss) (2)	$108.8	$(209.5)	$277.1	$(180.6)	$78.9

Net income (loss) attributable to OneBeacon’s shareholders	$108.6	$(210.3)	$269.6	$(210.8)	$97.7
Adjusting items (1)	—	—	—	29.4	—
Adjusted net income (loss) (2)	$108.6	$(210.3)	$269.6	$(181.4)	$97.7

Weighted average common shares outstanding (3)	95.1	95.2	95.1	96.2	95.1

Net income (loss) attributable to OneBeacon’s shareholders per share	$1.14	$(2.21)	$2.83	$(2.19)	$1.03

Adjusted net income (loss) per share (2)	$1.14	$(2.21)	$2.83	$(1.89)	$1.03

Net income (loss) attributable to OneBeacon’s shareholders	$108.6	$(210.3)	$269.6	$(210.8)	$97.7
Less:
Net realized and unrealized investment gains and losses	(117.6)	355.9	(239.1)	413.9	110.6
Tax effect on net realized and unrealized investment gains and losses	41.2	(124.5)	83.7	(144.8)	(38.7)
Operating income (2)	$32.2	$21.1	$114.2	$58.3	$169.6
Adjusting items (1)	—	—	—	29.4	—
Adjusted operating income (2)	$32.2	$21.1	$114.2	$87.7	$169.6

Weighted average common shares outstanding (3)	95.1	95.2	95.1	96.2	95.1

Operating income per share (2)	$0.34	$0.22	$1.20	$0.61	$1.78

Adjusted operating income per share (2)	$0.34	$0.22	$1.20	$0.91	$1.78

(1) Adjusted to exclude the impact of economically defeasing the Company’s mandatorily redeemable preferred stock, which was redeemed in May 2008, as illustrated below.

Adjusting items:
Dividends on preferred stock	$—	$—	$—	$11.8	$—
Accretion on preferred stock	—	—	—	21.6	—
Earnings on defeasance, net of tax	—	—	—	(4.0)	—
Total adjusting items	$—	$—	$—	$29.4	$—

(2) Represents a non-GAAP financial measure.  See discussion of Non-GAAP financial measures which begins on page 13.

(3) Includes the impact of repurchases of common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

Twelve Months
Ended
September 30, 2009
Numerator:
[A] Comprehensive net income	$78.9

[B] Operating income (1)	$169.6

	As of	As of
	September 30, 2009	September 30, 2008	Average
Denominator:
[C] OneBeacon’s shareholders’ equity	$1,373.5	$1,373.4	$1,373.5

Less:
AOCI at January 1, 2008	(181.1)	(181.1)
Change in OCI/L and net unrealized investment gains and losses recognized during the year ended December 31, 2008, after tax (2)	314.6	—
Change in net unrealized investment gains and losses (3)	(274.3)	354.7
Tax effect on change in net unrealized investment gains and losses	96.0	(124.1)
Change in OCI/L during the period, after tax	(7.5)	(0.8)

[D] Adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after tax, and AOCI/L (1)	$1,321.2	$1,422.1	$1,371.7

Returns:
Comprehensive return on average OneBeacon’s shareholders’ equity [ A / C]			5.7%
Operating return on average adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after tax, and AOCI/L [ B / D]			12.4%

(1) Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 13.

(2) The components of the change in OCI/L and net unrealized investment gains and losses recognized during the year ended December 31, 2008, after tax, are as illustrated below:

Change in net unrealized investment gains and losses during the year ended December 31, 2008 (3)	$444.7
Tax effect on change in net unrealized investment gains and losses (3)	(155.6)
Change in OCI/L during the year ended December 31, 2008 excluding the adjustment to adopt SFAS 159, after tax	25.5
$314.6

(3) Change in net unrealized investment gains and losses is a component of net realized and unrealized investment gains (losses) as presented in the Company’s Statements of Operations and Comprehensive Income (Loss).

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.  In addition, certain of these non-GAAP financial measures have been adjusted to exclude the impact of economically defeasing the Company’s mandatorily redeemable preferred stock.  As described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, in connection with its initial public offering, the Company created two irrevocable grantor trusts and funded them with assets sufficient to make the remaining dividend and redemption payments for $20 million of preferred stock that was redeemed in June 2007 and $300 million of preferred stock that was redeemed in May 2008.  The Company created and funded these trusts to appropriately capitalize and leverage the Company in preparation for and in connection with its initial public offering.  Having completed these actions, OneBeacon believes that presentation of certain of the non-GAAP financial measures as described below, adjusted to exclude the impact of the economic defeasance of the preferred stock as of and for the respective periods, is a useful supplement to understanding the Company’s earnings and profitability.

Adjusted comprehensive net income (loss) is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from comprehensive net income (loss) attributable to OneBeacon’s shareholders, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted comprehensive net income (loss) is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of comprehensive net income (loss) attributable to OneBeacon’s shareholders to adjusted comprehensive net income (loss) is included on page 11.

Adjusted net income (loss) is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from net income (loss) attributable to OneBeacon’s shareholders, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted net income (loss) is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income (loss) attributable to OneBeacon’s shareholders to adjusted net income (loss) is included on page 11.

Adjusted net income (loss) per share is calculated by dividing adjusted net income (loss) (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted net income (loss) per share is a useful supplement to understanding the Company’s earnings and profitability.  As described above, the reconciliation of net income (loss) attributable to OneBeacon’s shareholders to adjusted net income (loss) is included on page 11. The calculation of adjusted net income (loss) per share is also included on page 11.

Operating income is a non-GAAP financial measure that excludes net realized and unrealized investment gains or losses and the related tax effects from net income (loss) attributable to OneBeacon’s shareholders.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net income (loss) attributable to OneBeacon’s shareholders, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the Company’s overall financial performance, OneBeacon believes that realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net income (loss) attributable to OneBeacon’s shareholders to operating income is included on page 11.

Adjusted operating income is a non-GAAP financial measure that excludes the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from operating income (a non-GAAP financial measure described above).  OneBeacon believes that adjusted operating income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income (loss) attributable to OneBeacon’s shareholders to adjusted operating income is included on page 11.

Adjusted operating income per share is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted operating income per share is a useful supplement to understanding the Company’s earnings and profitability.  Net income (loss) attributable to OneBeacon’s shareholders per share is the most directly comparable GAAP measure.  As described above, the reconciliation of net income (loss) attributable to OneBeacon’s shareholders to adjusted operating income is included on page 11. The calculation of adjusted operating income per share is also included on page 11.

Adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding the impacts of net unrealized investment gains and losses recognized during the respective periods and accumulated other comprehensive income or loss and changes in other comprehensive income or loss (OCI/L), collectively AOCI/L, from OneBeacon’s shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and other comprehensive income and loss items when analyzing certain performance measures. The reconciliation of OneBeacon’s shareholders’ equity, the most closely comparable GAAP measure, to adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L is included on page 12.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, terrorist attacks or severe winter weather;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2008 filed February 27, 2009.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.